CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-85711), Form S-3 (No. 333-83497), Form S-3 (No. 33-51881), Form S-3 (No. 33-36868), Form S-3 (No. 333-03803), Form S-3 (No. 333-51769), Form S-8 (No. 2-94539), Form S-8 (No. 33-49693), Form S-8 (No. 333-03057), Form S-8 (No. 333-03055), Form S-8 (No. 333-51595), and Form S-4 (No. 333-74887) of National Fuel Gas Company of our report dated October 23, 2000, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Buffalo, New York
December 15, 2000